UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

Levy Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36197 (Commission File Number)	46-3340980 (I.R.S. Employer Identification Number)

444 North Michigan Avenue, Suite 3500 Chicago, IL (Address of principal executive offices)	60611 (Zip code)

(312)-267-4190
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01	Other Events.

On June 3, 2015, Levy Acquisition Corp. (the “Company”) changed its fiscal year to correspond with the fiscal year of Del Taco Holdings, Inc. (“Del Taco”) so that it will operate on a 52- or 53-week fiscal year ending on the Tuesday closest to December 31 for financial reporting purposes. Fiscal year 2015 will be a 52-week period. In a 52-week fiscal year, the first, second and third quarters each include 12 weeks of operations and the fourth quarter includes 16 weeks of operations. Fiscal 2015 commenced on December 31, 2014 and will end December 29, 2015. For fiscal 2015, the fiscal quarters are as follows:

First Fiscal Quarter 2015: December 31, 2014 – March 24, 2015

Second Fiscal Quarter 2015: March 25, 2015 – June 16, 2015

Third Fiscal Quarter 2015: June 17, 2015 – September 8, 2015

Fourth Fiscal Quarter 2015: September 9, 2015 – December 29, 2015

The Company is changing its fiscal year in connection with its proposed business combination with Del Taco pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2015, by and among the Company, its wholly-owned subsidiary, Levy Merger Sub, LLC (“Merger Sub”), and Del Taco, providing for the merger (the “Merger”) of Merger Sub with and into Del Taco, with Del Taco surviving the Merger as a wholly-owned subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 8, 2015

Levy Acquisition Corp.

By:	/s/ Steve Florsheim
Executive Vice President